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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated January 30, 1998, in Amendment No. 1 to each of the Application for Conversion of Citizens Financial Services, FSB on Form AC, the Holding Company Application for CFS Bancorp, Inc. on Form H-(e)1 and the Registration Statement on Form S-1 of CFS Bancorp, Inc. for the registration of shares of its common stock.

                                          /s/ Ernst & Young LLP


Chicago, Illinois
May 7, 1998